Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Transcat, Inc.
Rochester, NY
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-61665 and 333-109985) of Transcat, Inc. of our report dated June 23, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
June 23, 2008